As filed with the Securities and Exchange Commission on June 25, 2007.              Registration No. 33-46562
_____________________________________________________________________________________________________________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Post-Effective Amendment No. 1 to

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

__________

CenturyTel, Inc.

(Exact name of registrant as specified in its charter)

Louisiana	72-0651161
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)

100 CenturyTel Drive
Monroe, Louisiana71203
(Address, including zip code, of
Principal Executive Offices)

CenturyTel Union Retirement Savings Plan and Trust
(formerly known as the Century Telephone Enterprises, Inc.
Retirement Savings Plan for Bargaining Unit Employees)
(Full title of the plans)

__________

Stacey W. Goff
Senior Vice President, General Counsel and Secretary
CenturyTel, Inc.
100 CenturyTel Drive
Monroe, Louisiana71203
(318) 388-9500
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copy to:

Margaret F. Murphy
Jones, Walker, Waechter, Poitevent, Carrère & Denègre, L.L.P.
201 St. Charles Avenue
New Orleans, Louisiana70170-5100

DEREGISTRATION

In accordance with the undertakings contained in Part II of this Registration Statement No. 33-46562, the Registrant hereby files this Post-Effective Amendment No. 1 to remove from registration all of the securities registered under this Registration Statement (consisting of shares of common stock, preference share purchase rights and participation interests in the plan) that remain unsold on the date hereof.

Effective December 31, 2006, the CenturyTel, Inc. Union Retirement Savings Plan and Trust was merged into the CenturyTel Union 401(k) Plan and Trust.

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Monroe, State of Louisiana, on June 22, 2007.

CenturyTel, Inc.
By: /s/Glen F. Post, III
Glen F. Post, III
Chairman of the Board and
Chief Executive Officer

    Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/Glen F. Post, III Glen F. Post, III	Chairman of the Board and Chief Executive Officer	June 22, 2007
* R. Stewart Ewing, Jr.	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	June 22, 2007
/s/ Neil A. Sweasy Neil A. Sweasy	Vice President and Controller (Principal Accounting Officer)	June 22, 2007
/s/ William R. Boles, Jr. William R. Boles, Jr.	Director	June 22, 2007
Virginia Boulet	Director
Calvin Czeschin	Director
* James B. Gardner	Director	June 22, 2007
/s/W. Bruce Hanks W. Bruce Hanks	Director	June 22, 2007
* C. G. Melville, Jr.	Director	June 22, 2007
Gregory J. McCray	Director
Fred R. Nichols	Director
* Harvey P. Perry	Director	June 22, 2007
* Jim D. Reppond	Director	June 22, 2007
Joseph R. Zimmel	Director

*	By:/s/Glen F. Post, III
Glen F. Post, III
Attorney-in-Fact

    The Plan.  Pursuant to the requirements of the Securities Act of 1933, the CenturyTel Retirement Committee, as administrator of the CenturyTel Union 401(k) Plan and Trust, successor by merger to the CenturyTel, Inc. Union Retirement Savings Plan and Trust, has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Monroe, State of Louisiana, on June 22, 2007.

CENTURYTEL UNION 401(k) PLAN AND TRUST

By: /s/Ivan S. Hughes
Ivan S. Hughes
Member of the CenturyTel Retirement Committee